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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2001 relating to the consolidated financial statements of AIG SunAmerica Life Assurance Company (formerly, Anchor National Life Insurance Company) and the incorporation by reference of our report dated June 21, 2002, relating to the financial statements of Variable Annuity Account Seven. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

PricewaterhouseCoopers LLP
Los Angeles, California
August 16, 2002